UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015

______________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on July 15, 2015.  At that meeting, shareholders voted on four proposals presented in the Company's Proxy Statement dated June 3, 2015 relating to the annual meeting.  The results of the votes are as follows.

·	Proposal 1: Election of eleven nominees to the Board of Directors

	For		Withheld
Nominee	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
Lawrence J. Blanford	348,056,926	99.4%	2,114,535	0.6%	6,222,511
William P. Crawford	348,654,078	99.6%	1,517,383	0.4%	6,222,511
Connie K. Duckworth	348,907,764	99.6%	1,263,697	0.4%	6,222,511
R. David Hoover	349,213,245	99.7%	958,216	0.3%	6,222,511
David W. Joos	348,623,197	99.6%	1,548,264	0.4%	6,222,511
James P. Keane	348,194,387	99.4%	1,977,074	0.6%	6,222,511
Robert C. Pew III	348,704,857	99.6%	1,466,604	0.4%	6,222,511
Cathy D. Ross	348,863,565	99.6%	1,307,896	0.4%	6,222,511
Peter M. Wege II	347,718,931	99.3%	2,452,530	0.7%	6,222,511
P. Craig Welch, Jr.	347,109,467	99.1%	3,061,994	0.9%	6,222,511
Kate P. Wolters	348,673,516	99.6%	1,497,945	0.4%	6,222,511

There were no votes cast against or abstentions with respect to any nominee named above.

·	Proposal 2: Advisory vote to approve named executive officer compensation

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
347,360,548	99.2%	2,278,182	0.7%	532,731	0.2%	6,222,511

·	Proposal 3: Approval of the Steelcase Inc. Incentive Compensation Plan

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
347,325,230	99.2%	2,343,138	0.7%	503,093	0.1%	6,222,511

·	Proposal 4: Ratification of independent registered public accounting firm

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes
354,322,702	99.4%	1,379,451	0.4%	691,819	0.2%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ Mark T. Mossing
Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Financial Officer)
Date: July 16, 2015